EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT



INSpire Insurance Solutions, Inc.
300 Burnett Street
Fort Worth, Texas


We consent to the incorporation by reference in Registration Statement No. 333-36271 of INSpire Insurance Solutions, Inc. on Form S-8 of our report dated February 15, 2002 (November 4, 2002 as to Notes 1, 14 and 15), appearing in the Annual Report on Form 10-K of INSpire Insurance Solutions, Inc. for the year ended December 31, 2001.



DELOITTE & TOUCHE LLP

Fort Worth, Texas
November 6, 2002